                                                         Exhibit No. EX-99.14.a.

   Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

We  consent  to the  references  to  our  firm  under  the  captions  "Financial
Highlights"  in the  Prospectus of the Delaware  Tax-Free  Minnesota  Fund dated
December  29,  2005,  "Financial  Statements"  in the  Statement  of  Additional
Information of the Delaware Tax-Free Minnesota Fund dated December 29, 2005, and to the use of our report  dated  October 14,  2005,  included in the 2005 Annual
Report to  shareholders  of the Delaware  Tax-Free  Minnesota  Fund and Delaware
Tax-Free  Minnesota Insured Fund,  included or incorporated by reference in this
Registration Statement (Form N-14) of Voyageur Insured Funds.

/s/ ERNST & YOUNG LLP

Philadelphia, Pennsylvania
August 30, 2006